EXHIBIT 10.4

Form of LTIP Stock Option Award Notice and Agreement

PERNIX GROUP, INC.

2013 LONG-TERM INCENTIVE PLAN FOR DIRECTORS

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTIONS

Unless otherwise defined herein, the terms defined in the Pernix 2013 Long-Term Incentive Plan for Directors (the “Plan”) shall have the same defined meanings in this Notice of Grant.

You have been granted Non-Qualified Stock Options subject to the terms and conditions of the Plan and the attached Non-Qualified Stock Option Agreement, as follows:

• Participant Name:
• Grant Number:	Award Non-Qualified Stock Options (NQSOs)
• Date of Grant:
• Exercise Price per Option:	Equal to the fair market value (fmv) of a share of Pernix Group, Inc. Common Stock as of the Grant Date (fmv to be determined)
• Total Number of Options Granted:
• Expiration Date:	The earlier of or Plan expiration date.

Vesting Schedule:

These Non-Qualified Stock Options shall vest, in whole or in part, in accordance with the following schedule:

•                  Vest at a rate of 100% on the third Anniversary Date of the Grant Date (one-         each year beginning with the initial anniversary date of           , 20XX)

Termination Period:

These Non-Qualified Stock Options, to the extent vested, may be exercised for 90 days after the date upon which you cease to be a Director (extended to twelve months if such termination is because of your death or Disability) but in no event later than the Expiration Date as set forth above. To the extent not vested at the date upon which you cease to be a Director, the Non-Qualified Stock Options shall terminate.

The Non-Qualified Stock Options evidenced by this Notice of Grant is part of and subject in all respects to the terms and conditions of the attached Non-Qualified Stock Option Agreement, the terms of which are hereby incorporated herein by reference as if set forth herein in full, and the Plan (a copy of which has been made available to you by the Company).

PERNIX GROUP, INC.

2013 LONG-TERM INCENTIVE PLAN FOR DIRECTORS

NON-QUALIFIED STOCK OPTION AGREEMENT

1. Grant of Non-Qualified Stock Options. The Stock Plan Administrator hereby grants to                                          (the “Participant”) named in the Notice of Grant attached to (and part of) this Non-Qualified Stock Option Agreement, Non-Qualified Stock Options (the “Non-Qualified Stock Options”) to purchase the number of shares of Pernix Group, Inc. Common Stock (the “Shares”) as set forth in the Notice of Grant, at the exercise price set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the PERNIX GROUP 2013 LONG-TERM INCENTIVE PLAN FOR DIRECTORS (the “Plan”) which is incorporated herein by reference (the Plan and the Notice of Grant together with this Non-Qualified Stock Option Agreement are herein referred to as the “Agreement” or the “Non-Qualified Stock Option Agreement”).

2. Exercise of Non-Qualified Stock Options. These Non-Qualified Stock Options are exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Non-Qualified Stock Options and the number of Shares in respect of which the Non-Qualified Stock Options are being exercised (the “Exercised Shares”). The Exercise Notice shall be signed by the Participant and shall be delivered in person, by certified mail or electronically to the person who acts as the Stock Plan Administrator of the Company. These Non-Qualified Stock Options shall be deemed to be exercised upon receipt by the Company of such fully-executed Exercise Notice.

Upon exercising the Non-Qualified Stock Options, for each option exercised, the Participant shall (a) remit to the Company the Exercise Price and (b) receive from the Company one share of the Company’s Common Stock in exchange.

The Company’s obligation arising upon the exercise of these Non-Qualified Stock Options shall be paid 100% in Shares (and the expressed preference of the Participant) net of any amounts required to satisfy the Company’s withholding obligations.

3. Non-Transferability of Non-Qualified Stock Options. These Non-Qualified Stock Options may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by the Participant. The terms of the Plan and this Non-Qualified Stock Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4. Term of Non-Qualified Stock Options. These Non-Qualified Stock Options may be exercised only within the period ending at the earlier of 10 years less one day from the Date of Grant set forth in the Notice of Grant or the date of the Plan expiration. The Non-Qualified Stock Options may be exercised during such term only in accordance with the Plan and the terms of this Non-Qualified Stock Option Agreement.

5. Tax Consequences. Some of the federal tax consequences relating to these Non-Qualified Stock Options, as of the date of these Non-Qualified Stock Options, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THESE NON-QUALIFIED STOCK OPTIONS.

The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the value of the common stock received upon exercising the Non-Qualified Stock Options less the total paid for the exercise price. Typical NQSOs are taxable upon award but because these Shares do not actively trade, the tax implications do not commence on these NQSOs unless and until they are exercised.

6.  No Right to Continuing as a Director.    The  issuance  of  the  NQSOs  shall  not  be construed as giving a director  of  the  Company  or  an  Affiliate  the  right  to  continue  as  a  director  of  the Company or an Affiliate. In addition, the Company or an Affiliate may at any time terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.

By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.

7. Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board or its Committee from time to time pursuant to the Plan.

8. Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Company, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

9. Complete Agreement and Amendment.  This Agreement (which includes the policies referenced above, each as modified from time to time), and the Plan constitute the entire agreement between Participant and the Company regarding the Awards. Any prior agreements, commitments or negotiations concerning these Awards are superseded. This Agreement may be amended only by written agreement of Participant and the Company. Participant agrees not to rely on any oral information regarding this Award or any written materials not identified in this Section.

10. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Awards awarded under the Plan or future Awards that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11. Vesting Schedule and Conversion of Awards; Adjustments.

(a) Subject to the terms of this Agreement and the Plan and provided that Participant serves as a director continuously throughout the distribution date determined by the Board for the vesting periods set out below:

(1)         the Awards for the applicable Period shall vest (100% vesting) and be paid to the Participant following the terms of Section 17 below and of the Plan;

(b) Subject to the terms of this Agreement and the Plan, provided that Participant remains continuously serving as a director for the Company, then in the event of a Change of Control (as defined in the Plan) and the subsequent material diminution of pay, benefits, and/or director responsibilities (not for Cause or for breaching any Company covenants as set forth below) within 2 years of the Change in Control for any Participant, then the applicable provisions of the Plan would apply with vesting and payment, if any, in accordance with the determination of the Compensation Committee. In other words, the Plan provides for a double trigger in that two events must occur before accelerated vesting of a Participant’s NQSOs shall occur. First, the Change in Control as defined by the Plan must take place, and second, the Participant must receive a material diminution (not for Cause) in pay, total benefits, or director responsibilities (as determined by the Committee) within 2 years following the Change in Control.

12. Termination at Conversion of Awards. Unless terminated earlier under the provisions below or in applicable sections of the Plan, an Participant’s rights under this Agreement with respect to the dollar amount of the Awards issued under this Agreement shall terminate at the time such Awards are paid in accordance with the Plan.

13. Termination of Participant’s Status as a Participant.  Except as otherwise specified in various Sections below, or in applicable sections of the Plan, in the event of an Participant’s termination of director position from the Company whether as a result of voluntary resignation or involuntary termination for Cause or as a result of Award Termination below, Participant’s rights under this Agreement in any unvested Awards shall terminate, if they have not exercised their vested NQSOs, if any, within 90 days of termination of their director position.

14. Payment of NQSO Proceeds Upon Exercise of NQSOs. The Company will make the delivery of Shares equal to a Participant’s net vested amount (after tax withholding) upon exercise as soon as reasonably possible following the date of exercise and, in any event, not later than March 15th of the calendar year following the year of the exercise (in order to always meet the short-term deferral exception under IRC Section 409A).

If the Company determines that any elements of Cause set forth in the Plan have been committed by a current or former Participant, then it reserves the right, in its discretion, to not pay the exercise proceeds as set forth above.

15. No  Trust or Fund  Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

16. Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

17. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Non-Qualified Stock Option Agreement and the Notice of Grant constitute the entire Agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by Illinois law except for that body of law pertaining to conflict of laws.

18. Acknowledgement. By your signature below, you represent and warrant that you are familiar with the terms and provisions of the Plan, and hereby accept and agree to be bound by the Non-Qualified Stock Option Agreement and the attached Notice of Grant subject to all the terms and provisions hereof and thereof, as well as the Plan. You further represent and warrant that you have reviewed the Non-Qualified Stock Option Agreement and the Plan in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing the Non-Qualified Stock Option Agreement by signing below, and fully understand all provisions of the Plan and the Non-Qualified Stock Option Agreement. Participant also hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Non-Qualified Stock Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	PERNIX GROUP, INC.

Signature	By: Nidal Z. Zayed

Title: Chief Executive Officer

Print Name:

Residence Address:

EXHIBIT A

PERNIX GROUP, INC.

2013 LONG-TERM INCENTIVE PLAN FOR DIRECTORS

NON-QUALIFIED STOCK OPTION AGREEMENT

EXERCISE NOTICE

Pernix Group, Inc.

Attention: LTIP Plan Administration

1. Exercise of Non-Qualified Stock Options. Effective as of today,                                         , 20    , the undersigned (“Participant”) hereby elects to exercise                                          Options under and pursuant to the Pernix Group 2013 Long-Term Incentive Plan for Directors (the “Plan”) and the Non-Qualified Stock Options Agreement dated                                         , 20      (the “Non-Qualified Stock Options Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Non-Qualified Stock Options Agreement and agrees to abide by and be bound by their terms and conditions.

3. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise hereunder. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

4. Entire Agreement; Governing Law. The Notice of Grant, the Plan and the Non-Qualified Stock Option Agreement are incorporated herein by reference. This Exercise Notice, the Notice of Grant, the Pernix 2013 Long-Term Incentive Plan for Directors and the Non-Qualified Stock Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by Illinois law except for that body of law pertaining to conflict of laws.

[SIGNATURE PAGE FOLLOWS]

Submitted by:	Accepted by:

Participant:	PERNIX GROUP, INC.

Signature	By: Nidal Z. Zayed

Title: Chief Executive Officer

Print Name:

Address:

[SIGNATURE PAGE TO NON-QUALIFIED STOCK OPTION AGREEMENT
EXERCISE NOTICE]